Exhibit 7.3

                         REGISTRATION RIGHTS AGREEMENT

                  Agreement made and entered into this 17th day of June, 1996, by and between Mediware Information Services, Inc., a New York corporation, whose address is 1121 Walt Whitman Road, Melville, New York 11747-3005 (the "Company"), and the stockholders listed on the Annex attached hereto (the "Stockholders").

                  WHEREAS, the Company desires to enter into a Stock Purchase Agreement dated June 17, 1996, among the Company and the Stockholders, pursuant to which the Stockholders will receive an aggregate of one million, six hundred ninety two thousand, three hundred seven (1,692,307) shares of the common stock, $.10 par value, of the Company (the "Shares"), which will be newly-issued by the Company;

                  WHEREAS, the Stockholders will acquire the Shares for investment, and not with a view to reselling or distributing any of the Shares, and have no present intention of reselling or otherwise disposing of any of the Shares, except to the extent that the Shares are registered under the Securities Act of 1933 (the "Act") and appropriate state securities laws, or exempt from such laws; and

                  WHEREAS, as a condition to their willingness to purchase the Shares, the Stockholders desire that the Shares be registered, and the Company is willing to provide for the registration of the Shares upon the terms and conditions herein contained;

                  NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations, and warranties contained herein, the Company and the Stockholders agree as follows:

                  1. Definitions. As used herein, the term "Stockholders" means and includes the Stockholders executing this Agreement, the successors of a Stockholder, any parties to whom any Shares may be transferred other than in a bona fide public offering or under Rule 144(k) under the Act, and the successors and assigns of any of such persons. Any successor, transferee, pledgee, or assignee, upon the transfer to it of record of any of the Shares shall give the Company written notice of its name and address. However, if any successor, transferee, pledgee, or assignee, directly or indirectly, would not be deemed an "Underwriter" for the purpose of the Act in connection with any public offering by such party of any of the Shares, that person will no longer be deemed a Stockholder hereunder.

                  2. Opinion of Counsel. If any Stockholder, notwithstanding its present intention to hold the Shares for investment, decides to dispose of any of the Shares by gift, private placement, or in a public offering claimed to be exempt under Section 4(2) of the Act, such Stockholder shall not do so unless there is issued an opinion of counsel to the effect that no registration under the Act is required for the transaction. The opinion may be issued either by counsel for the Company, or by any counsel selected by such Stockholder and approved by the Company. The following counsel are approved by the Company for this purpose:

                  WINTHROP, STIMSON, PUTNAM & ROBERTS
                  One Battery Park Plaza
                  New York, New York 10004-1490

                  O'SULLIVAN GRAEV & KARABELL, L.L.P.
                  30 Rockefeller Plaza
                  41st Floor
                  New York, New York 10112

                  If an opinion is issued by such Stockholder's counsel, a copy thereof shall be delivered promptly to the Company. If the opinion is requested from the Company's counsel, such Stockholder shall promptly furnish such counsel, upon request, with whatever information that may be necessary or proper for the expression of the opinion. In such event, the Company shall cause its counsel to render the opinion, at the Company's expense, within one week after it is requested. Any opinion shall be of the scope reasonably required by transfer agents, registrars and selling brokers in connection with similar transactions.

                  3. Registration Statement. (a) Notwithstanding the Stockholders' present intention to acquire Shares for the purpose of investment, the Company shall use diligent efforts to cause to be filed, on or before
October 31, 1996, a registration statement under the Act, on a shelf registration or delayed offering basis under Rule 415 of the Act, providing for the sale by the Stockholders of all of the Shares then owned by such Stockholders which is the number of shares listed on the Annex next to the name of such Stockholder (or such other number that may result from stock splits, recaps or similar transactions). The Company shall use diligent efforts to make the registration statement effective as promptly as practicable. The Company agrees to use diligent efforts to keep the registration statement continuously effective until all Shares may be sold under Rule 144(k) of the Act, but no less than the second anniversary of the date such registration statement is declared effective by the Commission, or such shorter period which will terminate when all of the Shares covered by the registration statement have been sold pursuant to the registration statement. The Company may include additional shares of
Common  Stock  in  such   registration   statement   besides   shares  owned  by
Stockholders.

                  (b) In connection with the registration statement, the Company shall:

                           (i) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act, and to keep such registration statement effective for that period of time specified in Section 3(a)(i) above;

                           (ii) furnish a copy of the registration statement and such number of prospectuses and other documents incident thereto as a Stockholder from time to time may reasonably request;

                           (iii) use diligent efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Shares for sale in any jurisdiction, at the earliest possible moment;

                           (iv) register or qualify such Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Stockholder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in
         Section 3(b)(i) above, except in states in which the Company would be required to execute a general consent to service of process in effecting such registration;

                           (v) on or prior to date of effectiveness of Registration Statement cause all Shares covered by such registration to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed;

                           (vi) notify the Stockholders as soon as practicable after notice thereof is received by the Company (i) when the registration statement or any amendment thereto has been filed or becomes effective or the prospectus or any amendment or supplement thereto has been filed, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or any order preventing or suspending the use of any preliminary prospectus or prospectus or the initiation or threatening of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                           (vii)  promptly  notify  the  Shareholders  when  the
         Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included therein or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish without charge to the Shareholders a supplement or amendment to such registration statement or prospectus which will correct such statement or omission;

                           (viii) cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any restrictive legends;

                           (ix) use diligent efforts to cause the Shares covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Shares;

                           (x) make such representations and warranties to the holders of Shares being registered in form, substance and scope as are customarily made by issuers in primary or secondary underwritten public offerings;

                           (xi) obtain for delivery to the Company, with copies to the holders of Shares being registered, a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of at least a majority of the Shares being sold reasonably request, dated the effective date of the registration statement and brought down to the closing;

                           (xii) cooperate with each seller of Shares in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                           (xiii) use diligent efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the registration statement, and earnings statement satisfying the provisions of Section 11(a) of the Act and the rules and regulations promulgated thereunder; and

                           (xiv) as promptly as practicable after filing with the Commission of any documents which is incorporated by reference into the registration statement or the prospectus, provide copies of such document to counsel for the Shareholders.

                  (c) If for any reason less than all of the Shares are included in the registration statement when it becomes effective, or if Shares included in the registration statement are subsequently de-registered as required by the Commission, the Company shall file whatever additional registration statements and comply with all ancillary duties and obligations described in paragraphs (a) and (b) of this Section, that may be necessary for the public offering of such other or additional Shares at any time and from time to time; provided, however, that the Company shall not be required to file a new registration statement unless requested by Stockholders holding at least 250,000 Shares.

                  (d) It is the intention of the parties that, at all times during the periods referring to in subdivision (b) of this paragraph, all of the Shares at the time outstanding and held by persons who would be deemed
"underwriters" for the purposes of the Act in connection with any public offering of the Shares shall be covered by an effective registration statement, and there shall be available for delivery whatever supplemented or amended prospectuses as may be necessary to meet the requirements of Sections 10(a)(3) and 17(a) of the Act, and any Commission regulations in connection with the public offering of any of the Shares in ordinary brokerage transactions. If any person whose sale of any of the Shares then covered by an effective registration statement is subject to the prospectus delivery requirements of Section 5(b) of the Act desires to make a public offering of the Shares in any other manner, the Company shall, on request, make any necessary filings under the Act and Rule 145, as amended, as promptly as practicable.

                  (e) If, under the applicable rules, regulations or policies of the Commission, it is not possible for the Company to take all steps provided for in the preceding paragraphs of this Section, the Company shall take such steps to the extent reasonably practicable. In addition, the Company shall, at any time and from time to time, use diligent efforts to make, as promptly as practicable, whatever amendatory filings under the Act that may be necessary to permit the public offering with a reasonable minimum of delay under then applicable provisions of the Act, and the rules, regulations and policies of the Commission.

                  (f) Notwithstanding anything contained in the foregoing paragraphs of this Section, the Company shall not be required to make any Substantial Filing under this or any similar agreements bearing even date with a frequency that yields an interval of less than six months between the effective dates of successive Substantial Filings. For the purposes of this paragraph, a Substantial Filing consists of (i) any registration statement filed by the Company, under which the Shares could be registered for sale to the public, whether filed under this or any similar agreement, or otherwise, and
(ii) any supplemented or amended prospectus or any post-effective amendment that involves a greater burden on the Company than preparing, printing and filing a one page sticker to a current prospectus. As soon as possible after the Company commences the preparation of any Substantial Filing, the Company shall notify all Stockholders at their addresses as shown on the Company's records that the filing shall be made. At the written request of any Stockholder, the Company shall include in the Substantial Filing, to the extent then permissible, any Shares then held by any Stockholder.

                  (g) All expenses of every kind incurred in connection with all registrations shall be paid by the Company, including all costs and expenses, and all registration, filing and qualification fees, except Blue Sky expenses, ordinarily incurred in connection with the public offering of securities, including, without limitation, printing costs and fees and expenses of counsel and accountants for the Company. However, the expenses payable by the Company shall not include fees and expenses of counsel for Stockholders or underwriting fees, discounts, commissions or expenses.

                  (h) If a registration statement with respect to the Shares held by a Stockholder shall not have been filed as contemplated herein on or before November 10, 1996, then commencing on such date and at the end of each week thereafter, the Company shall pay to such Shareholder an amount, as liquidated damages, determined by multiplying $.05 per $1,000 of Shares held by such Stockholder at such time. Such liquidated damages shall cease to accrue on the date such registration statement has been filed.

                  4. Piggyback registration. (a) If at any time or from time to time, the Company decides to file a registration statement to register for public offering any of its securities for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, a registration relating solely to a SEC Rule 145 transaction or a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Shares, the Company shall notify the Stockholders and each other stockholder of the Company at their addresses as shown on the Company's records. At the request of any Stockholder, the Company shall include, to the extent permissible under the Act and the rules and regulations of the Commission, any of the Shares owned by such Stockholder in the registration.

                  (b) If the registration under this Section 4 is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice. In such event, the right of any Stockholder to registration pursuant to this Section shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Shares in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably satisfactory to the holders. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Shares to be included in the registration and underwriting. The Company shall so advise all Stockholders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section, and the number of Shares and other securities that may be included in the registration and underwriting shall be allocated among all Stockholders and other holders in proportion, as nearly as practicable, to the respective amounts of Shares held by such Stockholders and other securities held by other holders at the time of filing the registration statement. If any Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Shares, a greater number of Shares held by other Stockholders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Stockholders who have included Shares in the registration the right to include additional Shares. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) The Company agrees that, in connection with any registration statement, it shall prepare and file whatever pre-effective and post-effective amendments and whatever supplements or revised prospectuses that the Commission may require and that it shall furnish a reasonable number of preliminary, final, supplemental, and revised prospectuses required under the Act and the rules and regulations of the Commission.

                  5. Indemnification. (a) In the event of a registration of any of the Shares under the Act pursuant to this Agreement, the Company will indemnify and hold harmless each Stockholder of such Shares thereunder, each underwriter of such Shares thereunder and each other person, if any, who controls such Stockholder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Stockholder, each of its officers, directors and partners, and each person controlling such Stockholder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Stockholder or underwriter specifically for use therein.

                  (b) Each Stockholder will, if Shares held by or issuable to such Stockholder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Act, and each other such Stockholder, each of its officers, directors and partners and each person controlling such Stockholder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Stockholders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Stockholder specifically for use therein; provided, however, the total amount for which any Stockholder, its officers, directors and partners, and any person controlling such Stockholder, shall be liable under this Section 5(b) shall not in any event exceed the aggregate proceeds received by such Stockholder from the sale of Shares sold by such Stockholder in such registration.

                  (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                  (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Stockholders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Shares included in the public offering; provided, however, that if, as a result of this Section 5, any Stockholder, its officers, directors, and partners and any person controlling such Stockholder is held liable for an amount which exceeds the aggregate proceeds received by such Stockholder from the sale of Shares included in a registration, as provided in
Section 5 above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Stockholder for such Excess Liability.

                  (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Stockholder shall be obligated to contribute pursuant to this
Section 5(e) shall be limited to an amount equal to the proceeds to such Stockholder of the Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Stockholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).

                  (f) Survival of Indemnity. The indemnification provided by this Section 5 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

                  6. Restrictions on Transferability; Restrictive legend. (a) The Shares shall not be sold, assigned, transferred or pledged except as specified herein, so as to ensure compliance with the Act. Each Stockholder will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares held by it to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                  (b)  Each  Stockholder  will  comply  with the  provisions  of
Section 6.4 of the Stock Purchase Agreement.

                  7. Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Stockholder agrees in connection with any registration of the Company's securities (whether or not such Stockholder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as the Company and the underwriters may specify up to 180 days, so long as all Stockholders or stockholders holding more than 5% of the outstanding common stock and all officers and directors of the Company are bound by a comparable obligation; provided, however, that nothing herein shall prevent any Stockholder that is a partnership or corporation from making a distribution of Shares to the partners or shareholders or affiliates thereof that is otherwise in compliance with applicable securities laws; provided that prior to any such distribution, such Stockholder delivers to the Company a legal opinion acceptable in form and substance to the Company that such distribution is in compliance with applicable securities laws and such distributees deliver to the Company an undertaking to be bound by provisions of this Agreement.

                  8. Miscellaneous. (a) Amendments. This Agreement may be amended only by a writing signed by the Stockholders of more than fifty percent (50%) of the Shares, as constituted from time to time. For purposes of this Section, Shares held by the Company or beneficially owned by any officer or employee of the Company shall be disregarded and deemed not to be outstanding.

                  (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

                  (c) Notices. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder, at such Stockholder's address set forth on the books of the Company, or at such other address as such Stockholder shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the Company's current address at 1121 Walt Whitman Road, Melville, NY 11747-3005, or at such other address as the Company shall have furnished to the Stockholders. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered personally, or, if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

                  (d) Nonpublic Information. Any other provisions of this agreement to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 30 days (and for periods not exceeding, in the aggregate, 60 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

                  (e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (f) Dilution. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  (g) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.

                  (h) Entire Agreement. This Agreement constitutes the entire agreement, the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements among the parties hereto with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

                                       MEDIWARE INFORMATION SERVICES, INC.

                                       By ______________________________
                                          Name:
                                          Title:



                                          _______________________________
                                                   Stockholder

                                                                          Annex



           Name                                        Shares of Common Stock
- -------------------------                              ----------------------

Oracle Partners, L.P.                                         575,000

Oracle Institutional Partners,                                 93,000
L.P.

GSAM Oracle Fund, Inc.                                        449,736

Medcap I Corp.                                                123,077

Promed Partners L.P.                                           30,769

Lawrence Auriana                                              138,462

Peter Lerner                                                   15,385

The Travelers Insurance Company                               236,110

Soditic Asset Management, S.A.                                 30,769

                   TOTAL                                    1,692,308